EXHIBIT 99.4
                                                             ------------

                                               RESPONDENT'S EXHIBIT FAV-1
                                               --------------------------

                              STATE OF INDIANA

                    INDIANA UTILITY REGULATORY COMMISSION


   IN THE MATTER OF THE PETITION OF       )
   THE CITY OF GARY, INDIANA              )
   REQUESTING THE INDIANA UTILITY         )
   REGULATORY COMMISSION ESTABLISH        )
   THE TERMS AND CONDITIONS OF THE        )
   SALE OF CERTAIN PROPERTY OF            )
   NORTHERN INDIANA PUBLIC SERVICE        )    Cause No. 42643
   COMPANY TO THE CITY OF GARY AND        )
   FOR A DETERMINATION OF THE VALUE       )
   OF SUCH PROPERTY UNDER INDIANA         )
   CODE SECTIONS 8-1-2-92 AND 8-1-2-93    )
   2-93 RESPONDENT: NORTHERN              )
   INDIANA PUBLIC SERVICE COMPANY.        )




            =====================================================

                        PREPARED DIRECT TESTIMONY OF
                             FRANK A. VENHUIZEN
            ON BEHALF OF NORTHERN INDIANA PUBLIC SERVICE COMPANY

           ======================================================

                                 Daniel W. McGill, Atty No. 9489-49
                                 Claudia J. Earls, Atty No. 8468-49
                                 Barnes & Thornburg LLP
                                 11 S. Meridian St.
                                 Indianapolis, IN 46204
                                 Telephone: (317) 231-7229
                                 Fax: (317) 231-7433
                                 Email: dmcgill@btlaw.com

                                 Attorneys for Respondent
   July 9, 2004                  NORTHERN INDIANA
                                 PUBLIC SERVICE COMPANY


               PREPARED DIRECT TESTIMONY OF FRANK A. VENHUIZEN
               -----------------------------------------------

   Q:   Please state your name, job title, and business address.


   A: My name is Frank A. Venhuizen. I am the Director of Electric Transmission and Market Services for Northern Indiana Public Service Company ("Company" or "NIPSCO"). My business address is 801 East 86th Avenue, Merrillville, Indiana 46410.


   Q:   What is your educational background?

   A: I graduated from Purdue University with a Bachelor of Science degree in Electrical Engineering in 1972 and a Master of Science degree in Engineering in 1976.


   Q:   Are you a registered Professional Engineer?

   A: Yes. I am a registered Professional Engineer in the State of Indiana.


   Q:   Are you a member of any professional organizations?

   A: Yes. I am a Senior Member of the Institute of Electrical and Electronic Engineers. In addition, I have chaired the Electric Power Research Institute ("EPRI") Power System Planning and Operations Task Force. I am a member of the EPRI Grid Operations and Planning Business Area Council and a past member of the Edison Electric Institute Transmission Strategic Area Committee, as well as its Transmission Policy Task Force. I have served on the Mid-America Interconnected Network ("MAIN") Engineering Committee. I currently serve on the East Central Area Reliability Council ("ECAR") Coordination Review Committee, and I am the alternate representative on the ECAR Executive Board. I am also the Participant Committee Member for NIPSCO for the GridAmerica ITC.


   Q:   Please describe your employment experience with NIPSCO.

   A: I began my employment with NIPSCO in 1972 as an Electrical Engineer in the Technical Services Department. Since that time, I have held various engineering and planning positions. In 1979, I became Supervisor, Generation Planning. In January 1988, I was promoted to Manager, Wholesale Power and Resource Planning. In May 1991, I was promoted to Director, Electric Supply Strategic Planning. In April 1993, I was promoted to Director, Electric Operations. In January 1994, in connection with a corporate reorganization, I was assigned to Manager, Electric System

        Operations. In November 2000, I was promoted to my current position.


   Q: What are your responsibilities as Director, Electric Transmission and Market Services?

   A: I am responsible for the planning, coordination and development of short-term electric system power supply requirements and the direction of the operation of the Company's electric transmission system.


   Q: For what purpose are you submitting Direct Testimony in this proceeding?

   A: Considering the City of Gary's requested relief in this proceeding, I am submitting Direct Testimony regarding some of the uncertainties that I perceive surrounding the status of Dean
        H. Mitchell Generating Station ("Mitchell"), and their impacts upon NIPSCO's energy requirements and electric supply portfolio needs. As part of my discussion of these uncertainties surrounding NIPSCO's energy requirements, I will discuss (i) the current operating requirements placed upon NIPSCO's generating system by the North American Electric Reliability Council ("NERC"), (ii) the current near term status of NIPSCO's native load requirements, including certain of its volatile industrial customers' applications and processes, (iii) the potential impact of the energy markets tariff - Midwest Market Initiative ("MMI")
        - proposed by the Midwest Independent Transmission System Operator, Inc. ("MISO"), and (iv) the electric supply portfolio planning process and needs for NIPSCO's electric retail native load customers, including its firm and some of its interruptible customers.


   Q: Please define some of the common terms that you and the other NIPSCO witnesses submitting Direct Testimony will be utilizing in your discussion.

   A:   1) AREA CONTROL ERROR ("ACE"): The instantaneous difference between net actual and scheduled interchange, taking into account the effects of frequency bias including a correction for meter error.

        2) BULK ELECTRIC SYSTEM: The aggregate of electric generating plants, transmission lines, and related equipment. The term may refer to those facilities within one electric utility, or within a group of utilities in which the transmission lines are interconnected.

        3) CONTROL AREA: A Control Area is an electrical system bounded by interconnection (tie-line) metering and telemetry. A Control Area controls generation directly to maintain its Interchange Schedule with other Control Areas and contributes to frequency regulation of the Interconnection. NIPSCO's system is defined as a Control Area.
        4) FREQUENCY: The number of cycles through which an alternating current passes per second. Frequency has been generally standardized in the United States of America electric utility industry at 60 cycles per second, or 60 hertz.

        5) INTERCHANGE: Energy transfers that cross Control Area boundaries.

        6) INTERCHANGE SCHEDULE: The planned Interchange between two adjacent Control Areas that results from the implementation of one or more Interchange transactions.

        7) INTERCONNECTION: When capitalized, any one of the three bulk electric system networks in North America: Eastern, Western, and ERCOT. When not capitalized, the facilities that connect two systems or Control Areas.

        8) LOAD FOLLOWING: The use of online generation and changes in interchange schedules to follow the trend of changes in customer loads. For purposes of this discussion, a trend is defined as 5 minutes or greater.

        9) REGULATION: The use of online generation units that are equipped with automatic generation control ("AGC") and that can change output quickly - i.e., megawatts per minute - to follow moment-to-moment fluctuations in customer loads.


   Q: Please describe the role of NERC with respect to the implementation of operating requirements for electric utilities.

   A: NERC's mission is to ensure that the bulk electric system in North America is reliable, adequate and secure. Since its formation in 1968, NERC has operated successfully as a voluntary organization, relying on reciprocity, peer pressure and the mutual self-interest of all those involved. Through this voluntary approach on a generic basis across North America, NERC has helped to make the North American bulk electric system the most reliable system in the world. To fulfill its mission, NERC:
        (1) sets standards for the reliable operation and planning of the bulk electric system; (2) monitors, assesses and enforces compliance with standards for bulk electric system reliability;
        (3) provides education and training resources to promote bulk electric system reliability; (4) assesses, analyzes and reports on bulk electric system adequacy and performance; (5) coordinates with Regional Reliability Councils and other organizations; (6) coordinates the provision of applications (tools), data and services necessary to support the reliable operation and planning of the bulk electric system; (7) certifies reliability service organizations and personnel (including NIPSCO personnel); (8) coordinates critical infrastructure protection of the bulk electric system; (9) enables the reliable operation of the interconnected bulk electric system by facilitating information exchange and coordination among reliability service organizations; and (10) administers procedures for appeals and conflict resolution for reliability standards development, certification, compliance and other matters related to bulk electric system reliability.


   Q: Please describe the critical operating requirements placed upon NIPSCO's generating system by NERC.

   A: In 1998, NERC replaced the previous reliability standards applicable to Control Areas with Control Performance Standards 1 and 2 ("CPS1" and "CPS2", respectively), which are the measures by which all Control Areas are evaluated.

             CPS1 is a measurement on how well each Control Area supports the Interconnection frequency. When a Control Area such as NIPSCO achieves a CPS1 of 100% it means the Control Area is adjusting its generation in a manner that meets its minimum obligation to maintain the Interconnection's scheduled frequency.

             In addition to CPS1, NERC's CPS2 is designed to limit the magnitude of unscheduled Interchange. In order to comply with CPS2, each Control Area must keep its ACE within bounds as determined by ECAR (a control region of NERC), 90% of the time each month. Both of these requirements introduce a challenging standard given NIPSCO's load characteristics, as I will discuss later.


   Q: Mr. Venhuizen, how are Control Areas able to manage these CPS1 and CPS2 requirements?

   A: AGC is the means by which Control Areas are able to regulate and manage performance against CPS1 and CPS2.


   Q: Considering NERC's measurement of CPS1, what is the importance of frequency to the bulk electric system?

   A: Simply stated, frequency is the measure of the health of the Interconnection. Specifically, customer processes and equipment in this country are designed to consume electric energy that is at 60 hertz. As such, it is a reliability measure from a customer's perspective.

   Q: How are load following and regulation related and distinguishable?

   A: Load following matches the electric supply resources to the trend of the increase or decrease of customer load. Regulation matches the instantaneous changes within that trend.


   Q:   Why is regulation important to the bulk electric system?

   A: Regulation helps to maintain Interconnection frequency, manage differences between actual and scheduled power flows between Control Areas, and match generation to load within the Control Area. In fact, the Federal Energy Regulatory Commission ("FERC") recognized the importance of regulation when it promulgated Order 888 and included regulation as an ancillary service.

             As I will discuss later, this is also important for purposes of the new energy market proposal - MMI - by the MISO. While an ancillary market including regulation is expected in the future, MISO has not begun development of this market; therefore, the burden of regulation remains on the Control Areas. As described by Mr. Mark T. Maassel in his Direct Testimony, NIPSCO will diligently strive to comply with the policy directives of NERC and FERC (through the proposed MISO MMI), but there are some uncertainties that must be acknowledged. In addition, it is important to note that even though NERC has set up voluntary requirements and operating standards, NIPSCO, through its arrangements with ECAR, has committed to comply with CPS1 and CPS2. In addition, as part of NIPSCO's operating agreement with MISO, NIPSCO has an obligation to remain in compliance with NERC's standards. Given these arrangements, NIPSCO essentially considers NERC's standards mandatory.


   Q: Mr. Venhuizen, how has NIPSCO's compliance with the NERC performance policies been in recent years?

   A: NIPSCO's performance against the standards CPS1 and CPS2 has been declining, which is reflected in the attached Respondent's
        Exhibit FAV-2.   The y-axis on the chart represents the
        compliance percentage and the timeline is listed on the x-axis. The three curves are (1) CPS1 performance on a monthly basis, (2) CPS1 on a rolling 12-month basis and (3) CPS2 performance on a monthly basis.

             Although NIPSCO has made diligent efforts to comply with these NERC standards, it is NIPSCO's reasonable expectation that this trend of declining performance will continue in the near future unless NIPSCO can utilize additional regulation capability.

   Q: What are the consequences to NIPSCO of not meeting NERC's operating performance policies?

   A: As previously mentioned, NIPSCO has contractual obligations through its relationship with MISO and ECAR to comply with NERC's standards. Also, financial consequences in the form of monetary penalties are under development, although not yet in effect. In his Direct Testimony, Mr. Pierre R.H. Landrieu also addresses some of the consequences associated with not complying with these standards. Even more important than maintaining contractual commitments and avoiding financial consequences is the fact that NERC standards help support the health of the Interconnection, and affect the reliable service of electric power to NIPSCO's and other utilities' customers. Therefore, as stated above NIPSCO will take all reasonable steps to comply with the NERC standards.


   Q: Does NIPSCO's declining performance against NERC's standards represent one of the uncertainties affecting the status of Mitchell?

   A: Yes. I believe that this declining performance against NERC's standards is a concern for NIPSCO's electric supply operations. In turn, this plays a factor in deciding whether to startup Mitchell. Mr. Landrieu also addresses this concern.


   Q: Would starting up Mitchell alleviate the problem of NIPSCO's declining compliance with NERC's standards?

   A: No. It is my expectation that starting up Mitchell would not significantly improve NIPSCO's compliance with NERC's standards because of the continuing and increasing volatility of NIPSCO's industrial load, specifically, certain industrial customers' applications and processes. These industrial applications and processes include, for example, arc furnaces, rolling mills and forging operations.


   Q: Please explain the characteristics of NIPSCO's industrial load profile.

   A: As noted by Mr. Landrieu, NIPSCO's native load requirements are one of the most unique in the electric utility industry, considering the significant power needs and load patterns of certain industrial customers and their applications and processes located in northern Indiana. To the best of my knowledge and given my own experience, I believe NIPSCO has one of the most volatile load swings of any electric utility in the country. As an example, Respondent's Exhibit FAV-3 represents these industrial applications and processes where they have very large load swings in very short periods of time. The y-axis represents the time of day, which as reflected in Respondent's Exhibit FAV-3 only covers approximately one hour of one day, and the x-axis represents the amount of megawatts from certain of NIPSCO's industrial load. Respondent's Exhibit FAV-3 illustrates these large load swings where between approximately 1:00 PM and 1:05 PM, NIPSCO's industrial load moved nearly 250 MW from 550 MW to nearly 800 MW. Then, during the next six to seven minutes, the industrial load returned below 550 MW. Finally, during the following five to six minutes, this industrial load returned once again to 800 MW. As Respondent's Exhibit FAV-3 reflects, NIPSCO faces a significant challenge to supply this load, including complying with NERC standards surrounding this provision of supply.


   Q:   Why do you believe this is a significant challenge for NIPSCO?

   A: First, I believe that the volatile activity of certain NIPSCO industrial customers' applications and processes will continue. In recent years and even months, NIPSCO's industrial customers have accelerated their activity - i.e., increased volatility, which places additional burden on NIPSCO's generating operations.


             Second, NIPSCO's generating assets currently have the regulation resources to meet these moment-by-moment fluctuations caused by NIPSCO's industrial customers' applications and processes. With these load characteristics, NIPSCO faces large fluctuations on a moment-by-moment basis, such that it needs an unusually large proportion of AGC or regulation resources to arrest and reverse its declining performance against NERC standards. Later, I will discuss this gap between NIPSCO's current AGC capability, as described by Mr. Jerome B. Weeden in his Direct Testimony, versus the regulation needs of NIPSCO's industrial customers' applications and processes.


   Q: What actions of NIPSCO's industrial customers' applications and processes have led to the increasing volatility of their usage of electric energy?

   A: Over the past few years and even months, some of NIPSCO's industrial customers have increased their electric consumption. This is due, in part, to the noticeable increase in steel production and finishing demands as a result of developments in the global economy. This increased consumption has resulted in increased volatility, or the rate of change, in each of the customer's loads upon NIPSCO's electric system.

   Q: Besides increasing volatility, what other factors contribute to the uncertainty of NIPSCO's AGC capabilities versus the regulation needs of its industrial customers' applications and processes?

   A: The most notable factor outside of NIPSCO's control is that of MISO's proposed MMI, which encompasses MISO's footprint, including NIPSCO. MISO's proposed energy markets tariff currently before the FERC includes a provision intended to address the issue of load following, which will ultimately impact NIPSCO's ability to regulate. As part of MISO's proposed real-time energy market, MISO will be providing a five-minute forecast of NIPSCO's Control Area that MISO will use in the determination of generating unit set points. In other words, MISO will direct each online generator regardless of its AGC status to ramp up or down to a certain output every five minutes. To enforce compliance, MISO will impose penalties, called uninstructed deviation charges, on generators that do not stay within a defined tolerance band. Considering NIPSCO's unique customer load, we have concern that MISO's five-minute forecast will have a negative impact on our ability to regulate and our ability to improve NIPSCO's performance against NERC's standards.

             Historically, NIPSCO has worked diligently to remain in compliance with NERC's standards; however, bearing in mind (1) the continued decline in performance against NERC standards, (2) NIPSCO's industrial customer load activity, and (3) MISO's proposed uninstructed deviation requirements, NIPSCO's current generating capabilities, with or without Mitchell, will not likely match tomorrow's needs. This represents an uncertainty surrounding NIPSCO's future generating needs and the status of Mitchell.


   Q: In summary, are you suggesting that starting up Mitchell may not alleviate NIPSCO's declining performance against NERC's standards and the uncertainty of MISO's proposed uninstructed deviation requirements?

   A: Yes. It is my expectation that starting up Mitchell would not arrest and reverse the declining performance with NERC's policies, and may not improve NIPSCO's ability to meet MISO's proposed uninstructed deviation requirements.


   Q: Please elaborate about this gap between NIPSCO's AGC capabilities and the regulation needs of its customers.

   A: Certain industrial processes alone account for approximately 160 MW load swing within NIPSCO's Control Area, and such swings can occur instantaneously, and often concurrently. In addition to these industrial processes, NIPSCO's load swings are approximately 200 MW; altogether representing a total load swing of potentially 360 MW with the industrial processes online. With all of NIPSCO's generating units (excluding Mitchell) online, NIPSCO has approximately 50 MW per minute of AGC capabilities, and is able to comply with NERC's current standards when the industrial processes are offline. Nonetheless, due to planned maintenance schedules, there are only three months of the year when all of the generating units are available to support AGC. During the planned maintenance periods, anywhere from 5 - 20 MW per minute of AGC is unavailable. Additionally, there may be online maintenance and forced outages that may further reduce AGC capabilities.


   Q: Mr. Venhuizen, what actions have been taken by NIPSCO or are planned to address this gap and NIPSCO's decline in NERC compliance performance?

   A: NIPSCO has invested capital to improve the AGC capability and availability of its current generating units. As stated by Mr. Weeden, NIPSCO has plans to improve its Unit 18 AGC capabilities for completion in 2005 at R.M. Schahfer Generating Station. This improvement will accommodate the maintenance and outages as stated above. Nonetheless, even with the planned improvement of Unit 18's AGC capabilities, when these industrial processes are online, additional AGC is needed to arrest and reverse the current decline of NIPSCO's compliance with NERC's standards, and to potentially avoid penalties under MISO's proposed uninstructed deviation requirements. There is uncertainty as to what MISO's ultimate uninstructed deviation requirements will be in the long term and how the MMI ancillary services market will develop. Since the current regulation requirements focus on 5 minute intervals, it is quite conceivable that ultimately these requirements will be more stringent than the current NERC rules.

             For example, for the industrial processes described above, it is anticipated that NIPSCO needs approximately 40 MW per minute of AGC capability over a range of approximately 160 MW of regulation response for the total impact of these industrial processes. As stated above, the current 50 MW per minute of AGC capability will allow NIPSCO to meet NERC's standards when serving approximately 200 MW load swings when these industrial processes are offline. Based upon this ratio, in order to serve the additional 160 MW load swing from the industrial processes, NIPSCO needs an estimated additional 40 MW per minute of AGC capability.

                  CURRENT:                 ESTIMATED ADDITIONAL NEED:

        Ratio:    50 MW per min. AGC       (x) MW per min. AGC
                  ------------------       -------------------
                  200 MW swing         =   160 MW swing


                  (x) MW per minute AGC = 40


   Q: Mr. Venhuizen, are you suggesting that absent certain industrial customers' application and processes, NIPSCO would not expect to experience a gap between its AGC capabilities and the regulation needs of these customers?

   A: Yes, that is correct. With the improvement of Unit 18's AGC capabilities, it is expected that NIPSCO would be able to meet NERC's standards absent such industrial customers' applications and processes. However, I am not certain as to the effect if MISO's MMI is approved by FERC.


   Q: Given this explanation, do you believe that starting up Mitchell would alleviate this gap and reduce this uncertainty associated with NIPSCO's declining performance against NERC's standards, as well as the uncertainty associated with the potential MISO uninstructed deviation provision?

   A: No. As highlighted by Mr. Weeden, Mitchell does not provide any significant contribution to the AGC or regulation abilities of NIPSCO. Thus, NIPSCO's generating capabilities, even with Mitchell, do not alleviate the uncertainty surrounding NIPSCO's abilities to arrest and reverse the declining performance against NERC's compliance policies and to avoid MISO's potential financial penalties associated with uninstructed deviations.
        More importantly, if NIPSCO's declining performance against NERC's policies continues, NIPSCO will need the ability to dispatch resources with AGC capability to meet these needs. This is achieved through intermediate dispatchable resources.

             This discussion highlights one critical uncertainty surrounding the decision of starting up Mitchell. From my perspective, Mitchell does not provide the necessary operating characteristics.


   Q:   Mr. Venhuizen, please define intermediate dispatchable power.

   A: Intermediate dispatchable power, which is sometimes referred to as cycling capacity, provides the operator with the ability to cycle and ramp up or down, including cycling offline for periods of time such as overnight, more than typical base load facilities without damaging or decreasing the useful life of the generating unit. It can swing much more rapidly and regulate load when it moves on a moment-by-moment basis.


   Q:   Can Mitchell supply intermediate dispatchable power?

   A: No. Mitchell does not meet this definition since, as described by Mr. Weeden, Mitchell was designed and constructed to serve as a base load facility. If started up, Mitchell would not operate with the necessary AGC or regulation abilities, including the ability to cycle offline when it is unnecessary. As I discuss below, Mitchell is not necessary to meet the near term energy requirements of NIPSCO's firm customers.


   Q: Could NIPSCO build new generating facilities with ramping capabilities sufficient to handle the regulation needs of NIPSCO's industrial customers' applications and processes?

   A: Although Mr. Weeden indicates this could be accomplished in four to eight years, I believe there is a real question whether such a facility would be needed four to eight years from now. At present, it is my understanding that there is an estimated 19,328 MW of available margin in the ECAR region for July 2004. While we do not know with certainty how much AGC capability is available as part of this figure, it is reasonable to expect that some of the available margin could have this ability. Furthermore, assuming the new MMI takes effect, it is also reasonable to believe market forces will cause the owners of available capacity to redesign their generating units to provide further amounts of AGC capability to satisfy the regulation demand of NIPSCO's industrial customers. By the time a new NIPSCO facility went online, the economics motivating the construction would likely have changed due to the evolution of the marketplace.

             With regard to the immediate future, even more merchant power plants could be reconfigured to provide the necessary AGC capability, given the proper economic conditions. Of course, the owners of those facilities would likely require long-term contracts as a condition of performing the necessary modifications. I would note that presently, the interruptible industrial customer loads served under Rate Schedule 845 and Rider 846 do not want NIPSCO to enter into forward contracts for purchased power in order to serve their needs. NIPSCO is presently adhering to their wishes and not procuring power for them under forward contracts.


   Q: Mr. Venhuizen, you mentioned that you would discuss NIPSCO's electric supply portfolio needs. Please explain.

   A: As part of my job responsibilities, I am responsible for the planning, coordination and development of short-term electric system power supply requirements and the direction of the operation of the Company's electric transmission system. This covers the load requirements of NIPSCO's firm and interruptible retail customers. My department also monitors the energy needs of NIPSCO's Fuel Cost Adjustment Clause ("FAC") customers in order to provide reliable electric supplies from an energy cost perspective, while making every reasonable effort to utilize purchased power so as to provide electricity at the lowest energy cost reasonably possible.


   Q:   Are there customers unaffected by the FAC mechanism?

   A: Yes. As part of my department's monitoring of the energy needs and energy costs of NIPSCO's native load, there are two fundamental energy cost "blocks" within the electric retail system: (1) FAC customers and (2) loads served under Rate
        Schedule 845 and Rider 846.  Customer loads served under Rate
        Schedule 845 and Rider 846 are not subject to the FAC factor, and more importantly, are interruptible loads for purposes of purchased power planning activities. My department must consider these two categories separately for short term planning purposes since the Rate Schedule 845 and Rider 846 loads do not utilize forward purchased power resources and FAC loads may utilize such resources. Rate Schedule 845 and Rider 846 contain a large portion of NIPSCO's industrial load. In addition, it is important to note that there are interruptible loads subject to the FAC factor - e.g., customers under Rate Schedules 836, 835 and 825.


   Q: Please explain the short-term planning process for serving NIPSCO's firm load.

   A: NIPSCO utilizes EPRI's Advanced Artificial Neural Network Short-Term Load Forecaster to generate a seven-day load forecast. A determination is made of available electric supply resources to meet load requirements. NIPSCO also evaluates market prices, and if the market prices are less expensive than NIPSCO's own internal generating resources, economy purchases are made to offset more expensive internal resources. If the load exceeds available resources, a determination is made to purchase forward or spot market power.


   Q: Please explain the intermediate-term planning process for serving NIPSCO's firm load (i.e., between one month and one year).

   A: The intermediate-term planning process starts when NIPSCO prepares an Annual Fuel Budget study. NIPSCO uses a production costing software package to model its system. NIPSCO obtains updated values for the various inputs, such as fuel costs, load forecasts, planned unit outage schedules, emission rates, etc. NIPSCO also considers available monthly market prices in order to determine the most economic mixture of resources to meet NIPSCO's electric retail firm load requirements. If the study indicates that it would be less expensive to purchase forward resources, then this is incorporated into NIPSCO's plan. NIPSCO reviews this plan at least quarterly when NIPSCO prepares the studies for its FAC mechanism filings at the Commission.


   Q: What impact does the possible acquisition of Mitchell have upon NIPSCO's electric supply portfolio process for firm electric retail load for the near-term future?

   A: None. NIPSCO plans to continue to utilize short-term purchased power transactions to displace more expensive internal generating resources when appropriate to provide a lower energy cost for FAC and Rate Schedule 845 and Rider 846 loads. This process of utilizing economy purchases would not change regardless of Mitchell's availability. In addition, NIPSCO expects to continue to utilize purchased power transactions to replace any forced outages occurring at its generating facilities when resources from its other generating facilities are also unavailable.


   Q: Mr. Venhuizen, please define the near term future for purposes of this discussion.

   A: Considering the uncertainty of MISO's energy market proposal in general, my discussion above only covers the process and planning through March 1, 2005. NIPSCO will continue to participate in the FERC regulatory process and FERC's consideration of MISO's MMI proposal, but I cannot offer any guidance beyond March 1, 2005, when the MISO MMI proposal is scheduled to become effective. Considering this definition, this represents another noteworthy uncertainty surrounding the status of Mitchell.


   Q: Mr. Venhuizen, do you expect that the utilization of short-term purchased power transactions for NIPSCO's firm load under the FAC would increase from today if Mitchell were not started up?

   A: No, absent needs due to load growth, I do not expect that the utilization of short-term purchased power transactions would increase from today if Mitchell were not started up. However, if short-term purchased power prices declined such that they displaced more expensive internal generating resources at a greater frequency than today, then NIPSCO would utilize such economy purchases more often, to its customers' benefit. It is important to note, though, that this would still be the policy with or without the availability of Mitchell. As I discussed above, if and when MISO's proposed MMI becomes effective, I am not certain as to the utilitization of short-term purchased power transactions beyond March 1, 2005, with or without Mitchell.


   Q: Turning to loads served under Rate Schedule 845 and Rider 846, what impact does the possible acquisition of Mitchell as requested by the City of Gary have upon your electric supply portfolio process for these loads for the near-term future?

   A: If Mitchell were not started up, NIPSCO's electric supply portfolio process for Rate Schedule 845 and Rider 846 loads would not change from today. With or without Mitchell, it is important to note that I would have the same concerns surrounding NIPSCO's lack of AGC capability to serve the industrial customers' regulation needs considering NERC's policies. Nonetheless, assuming MISO's proposed MMI becomes effective, my department's planning process for Rate Schedule 845 and Rider 846 customers and other industrials may change significantly in order to address the regulation needs of these customers and other industrial customers. As highlighted by Mr. Landrieu, there is a sense of uncertainty surrounding this new market and how NIPSCO's electric supply resources will react, and it is not known at this time how any such changes will impact the energy requirements of NIPSCO's customers.


   Q: Mr. Venhuizen, even with this uncertainty beyond the proposed effective date of MISO's MMI, what is NIPSCO's projected reserve margin for its firm customers if Mitchell is acquired by the City of Gary?

   A: During preparation of its 2003 Integrated Resource Plan, NIPSCO generally reviewed its reserve margin. NIPSCO has since reviewed and updated its IRP short term forecast. It is projected that NIPSCO will have a very limited deficiency during the peak hours of June, July and August 2005. This situation is summarized in Respondent's Exhibit FAV-4. It should be noted that consistent with industry practice calculation of the reserve margin, this excludes interruptible loads (e.g. loads under Rate Schedules 836, 845 and Rider 846). It is important to note that this deficiency does not occur around the clock, thus making addition of base load capacity an inappropriate solution for this issue.


   Q: What conclusions are you able to draw from this reserve margin situation?

   A: Before I discuss any conclusions, there are a number of assumptions that weigh heavily on this snapshot of NIPSCO's reserve margin situation. For example, as I have stated before, NIPSCO cannot adequately determine the impacts of MISO's MMI. Additionally, NIPSCO will continue to take steps to serve its interruptible customers, but this is just a reliability snapshot of NIPSCO's firm electric customers.

             In order to serve NIPSCO's firm electric customers during those limited peak hours for 2005, 2006 and 2007, NIPSCO would evaluate its needs as part of its intermediate planning process, and secure any short term purchased power resources as needed. Nonetheless, Respondent's Exhibit FAV-4 clearly shows the limited deficiency during those peak hours would not warrant a startup of
        a base load facility such as Mitchell.   Therefore, this case
        study illustrates that NIPSCO has adequate resources to serve its firm electric retail customers absent Mitchell.

             On April 22, 2004, NIPSCO provided a presentation to the Commission regarding the ECAR and NIPSCO's summer assessment, which included a table showing the net available generation
        resources within ECAR.   Respondent's Exhibit FAV-5 reflects that
        during July 2004, it is anticipated that ECAR would have an estimated 19,328 MW of available resources. This amount of resources accessible to NIPSCO presents an additional source of
        supply for NIPSCO's firm   electric customers with reliable
        power. ECAR projects available margins of 13.5 to 17.7 percent, including serving interruptible customers, scheduled maintenance and random outages, scheduled purchases and sales, and operating reserve requirements. As shown on the attached Respondent's Exhibit FAV-6, the actual full reserve margin for the ECAR region is approximately 28 percent for 2004, and for MAIN it is approximately 24 percent for 2004.


   Q: Given this picture of the ECAR and MAIN capacity situation, is there excess base load in the market?

   A: Based upon on a review of Respondent's Exhibit FAV-6 (the 2004 EIA 411 report for both MAIN and ECAR), there appears to be excess base load capacity projected in both regions such that it may render marginal base load facilities, such as Mitchell, uneconomical to operate. In addition, Mr. Weeden further discusses uncertainties surrounding the startup of Mitchell.


   Q: In summary, what does this discussion suggest to you regarding NIPSCO's electric supply portfolio needs and any possible acquisition of Mitchell?

   A: In conclusion, this suggests to me that NIPSCO continues to observe a situation with a great deal of uncertainty surrounding the decision to startup Mitchell. From an electric system operating perspective, NIPSCO's continuing decline of performance against NERC's standards concerns me. Mitchell will not likely contribute to NIPSCO's AGC capability to meet the regulation needs of NIPSCO's industrial customers' applications and processes, which is a factor that should be a factor considered in this proceeding. However, in the near term, NIPSCO does not require the startup of Mitchell for purposes of serving its firm electric retail customers with reliable energy while the City of Gary's requested relief is considered.


   Q: Mr. Venhuizen, were Respondent's Exhibits FAV-2 through FAV-6 prepared under your direct supervision and control?

   A:   Yes.


   Q: Are Respondent's Exhibits FAV-2 through FAV-6 accurate and complete, to the best of your knowledge, information and belief?

   A:   Yes, they are.


   Q:   Does this conclude your Prepared Direct Testimony?

   A:   Yes, it does.

                                NORTHERN INDIANA PUBLIC SERVICE COMPANY
                                                        CAUSE NO. 42643
                                             RESPONDENT'S EXHIBIT FAV-2



       Month/Yr.        CPS-1 Mon.         CPS-1/12           CPS-2
       ---------        ----------         --------           -----

         Jan-02           135.11            131.00            95.90
         Feb-02           140.26            131.10            94.78
         Mar-02           136.30            134.20            93.50
         Apr-02           121.06            134.00            93.39
         May-02           122.20            133.00            90.81
         Jun-02           109.40            131.00            90.53
         Jul-02            99.70            128.00            91.19
         Aug-02           113.70            126.00            91.26
         Sep-02           106.10            125.00            91.20
         Oct-02           114.40            123.00            93.81
         Nov-02           118.55            123.00            94.00
         Dec-02           117.03            121.00            93.29
         Jan-03           115.28            119.00            92.88
         Feb-03           115.59            117.00            92.75
         Mar-03           119.98            116.00            92.52
         Apr-03           121.06            115.00            94.76
         May-03           124.57            115.00            93.67
         Jun-03           128.72            116.00            94.04
         Jul-03           126.60            117.00            93.92
         Aug-03           107.85            118.00            92.30
         Sep-03           115.74            118.00            92.49
         Oct-03           121.28            119.00            92.04
         Nov-03           109.60            118.00            92.79
         Dec-03           104.18            117.00            92.93
         Jan-04           114.62            117.00            92.10
         Feb-04           101.51            116.00            91.52
         Mar-04           110.42            116.00            90.86
         Apr-04           101.41            114.00            90.31
         May-04           105.64            113.00            91.15






                                NORTHERN INDIANA PUBLIC SERVICE COMPANY
                                                        CAUSE NO. 42643
                                             RESPONDENT'S EXHIBIT FAV-3



[LINE GRAPH OMITTED]




Respondent's Exhibit FAV-3 represents NIPSCO's industrial applications and processes where they have very large load swings in very short periods of time. The y-axis represents the time of day, which as reflected in Respondent's Exhibit FAV-3 only covers approximately one hour of one day, and the x-axis represents the amount of megawatts from certain of NIPSCO's industrial load. Respondent's Exhibit FAV-3 illustrates these large load swings where between approximately 1:00 PM and 1:05 PM, NIPSCO's industrial load moved nearly 250 MW from 550 MW to nearly 800 MW. Then, during the next six to seven minutes, the industrial load returned below 550 MW. Finally, during the following five to six minutes, this industrial load returned once again to 800 MW. As Respondent's Exhibit FAV-3 reflects, NIPSCO faces a significant challenge to supply this load, including complying with NERC standards surrounding this provision of supply.








                                                                                         Northern Indiana Public Service Company
                                                                                                                 Cause No. 42643
                                                                                                      Respondent's Exhibit FAV-4


     CASE EXCLUDE ENERGIES SOLD UNDER RATE 836 AND RATE 845. ALLOW NO LOAD INTERRUPTIONS.



                              MW Transactions                     Firm MW Load
                     MW     --------------------  Adjusted  -------------------------  Total    Calculate   Target     Reserve
                  Internal               Other       MW     Gen   Gen  Sys1 Sys1 Sys1   Firm     Reserve   MW Margin  Margin MW
     Year Month   Capacity  WVPA  Argos Purchase  Capacity  845   Firm Int  845  Firm  MW Load  Margin MW  Using 11%  Deficiency
                  --------  ----  ----- --------  --------  ---   ---- ---- ---- ----  -------  ---------  ---------  ----------
     2005     1     2,770   (110)   (3)              2,657    0  1,662   0    0   373    2,035        622        224       -
     2005     2     2,770   (110)   (3)              2,657    0  1,558   0    0   400    1,959        698        215       -
     2005     3     2,770   (110)   (3)              2,657    0  1,533   0    0   369    1,902        755        209       -
     2005     4     2,770   (110)   (3)              2,657    0  1,500   0    0   380    1,880        777        207       -
     2005     5     2,770   (110)   (3)              2,657    0  1,801   0    0   367    2,167        490        238       -
     2005     6     2,770   (110)   (4)              2,656    0  2,121   0    0   367    2,488        168        274     (106)
     2005     7     2,770   (110)   (4)              2,656    0  2,369   0    0   368    2,737        (81)       301     (382)
     2005     8     2,770   (110)   (4)              2,656    0  2,349   0    0   372    2,721        (65)       299     (364)
     2005     9     2,770   (110)   (3)              2,657    0  2,008   0    0   381    2,389        267        263       -
     2005    10     2,770   (110)   (3)              2,657    0  1,539   0    0   364    1,903        754        209       -
     2005    11     2,770   (110)   (3)              2,657    0  1,549   0    0   374    1,923        735        211       -
     2005    12     2,770   (110)   (2)              2,658    0  1,647   0    0   364    2,011        647        221       -
     2006     1     2,770            -               2,770    0  1,697   0    0   378    2,075        695        228       -
     2006     2     2,770            -               2,770    0  1,584   0    0   406    1,990        780        219       -
     2006     3     2,770            -               2,770    0  1,556   0    0   374    1,931        839        212       -
     2006     4     2,770            -               2,770    0  1,524   0    0   386    1,910        860        210       -
     2006     5     2,770            -               2,770    0  1,834   0    0   372    2,206        564        243       -
     2006     6     2,770            -               2,770    0  2,152   0    0   372    2,524        246        278      (32)
     2006     7     2,770            -               2,770    0  2,395   0    0   372    2,768          2        304     (302)
     2006     8     2,770            -               2,770    0  2,383   0    0   377    2,760         10        304     (293)
     2006     9     2,770            -               2,770    0  2,044   0    0   386    2,430        340        267       -
     2006    10     2,770            -               2,770    0  1,560   0    0   369    1,930        840        212       -
     2006    11     2,770            -               2,770    0  1,569   0    0   379    1,948        822        214       -
     2006    12     2,770            -               2,770    0  1,674   0    0   369    2,044        726        225       -
     2007     1     2,770            -               2,770    0  1,733   0    0   383    2,116        654        233       -
     2007     2     2,770            -               2,770    0  1,610   0    0   411    2,021        749        222       -
     2007     3     2,770            -               2,770    0  1,581   0    0   379    1,960        810        216       -
     2007     4     2,770            -               2,770    0  1,550   0    0   391    1,940        830        213       -
     2007     5     2,770            -               2,770    0  1,868   0    0   377    2,245        525        247       -
     2007     6     2,770            -               2,770    0  2,185   0    0   377    2,562        208        282      (73)
     2007     7     2,770            -               2,770    0  2,423   0    0   378    2,800        (30)       308     (338)
     2007     8     2,770            -               2,770    0  2,418   0    0   382    2,800        (30)       308     (338)
     2007     9     2,770            -               2,770    0  2,081   0    0   391    2,472        298        272       -
     2007    10     2,770            -               2,770    0  1,583   0    0   374    1,957        813        215       -
     2007    11     2,770            -               2,770    0  1,591   0    0   384    1,974        796        217       -
     2007    12     2,770            -               2,770    0  1,703   0    0   374    2,077        693        229       -





     OBJECTIVE:  Determine the generating system reliability at the time of the monthly system peak hour, given the specified
     ---------   system loads over 2005-2007.

     ASSUMPTIONS
     -----------
     a.  Units 2, 3 and all DHMGS units are unavailable and do not contribute to reserve margin as of 12/31/04.
     b.  Internal capacity can adequately regulate firm load.
     c.  Exclude energy and demand sales under rate 836 and rate 845. Consequently do not interrupt rate 836 and rate 845 loads.

     COMMENTS CONCERNING CALCULATED RESERVE MARGIN DEFICIENCY
     --------------------------------------------------------
     a.  Deficiencies occur only in June, July and August each year.
     b.  Given historic load profiles, these deficiencies occur during on peak periods, not round the clock.










                                                          NORTHERN INDIANA PUBLIC SERVICE COMPANY
                                                                                  CAUSE NO. 42643
                                                                       RESPONDENT'S EXHIBIT FAV-5




                                  ECAR/NIPSCO SUMMER ASSESSMENT
                                       JUNE - AUGUST 2004



                                                  RESERVE MARGINS (MW)
                            ---------------------------------------------------------------------
                            ECAR (Serving Interruptibles)       ECAR (Not Serving Interruptibles)


                            June        July       August         June       July       August
                            ----        ----       ------         ----       ----       ------
   Net Available
   Resources               123,498     124,577     124,695       123,498    124,577     124,695

   Total Obligations       101,582     107,720     107,371        99,138    105,249     104,889

   Available Margins
         MW                 21,916      16,857      17,324        24,360     19,328      19,806
          %                   17.7        13.5        13.9          19.7       15.5        15.9













                                                                              Northern Indiana Public Service Company
                                                                                                      Cause No. 42643
                                                                                           Respondent's Exhibit FAV-6


                                                 MAIN
                                                 ----


                                                                                   PROJECTED
                                                          -----------------------------------------------------------

                                                          2004     2005     2006     2007     2008     2009     2010
                                                          ----     ----     ----     ----     ----     ----     ----
DEMAND
01         Internal Demand                                57867    58666    59716    60468    61324    62235    63169
02         Standby Demand                                     1        1        1        1        1        1        1
03         Total Demand (01 + 02)                         57868    58667    59717    60469    61325    62236    63170
04         Direct Control Load Management                   817      823      826      830      833      838      842
05         Interruptible Demand                            2446     2350     2351     2356     2356     2356     2357
06         Net Internal Demand (03 - 04 - 05)             54605    55494    56540    57283    58136    59042    59971

CAPACITY
07         Comitted Resources                             57914    53239    53111    53289    53584    53227    53925
08          Distributed Generator Capacity >= 1MW           409      409      409      409      409      409      409
09          Other Capacity >= 1MW                         57450    52775    52647    52825    53120    52763    53461
10          Distributed Generator Capacity < 1MW             35       35       35       35       35       35       35
11          Other Capacity < 1MW                             20       20       20       20       20       20       20
12         Uncomitted Resources                           10944    17738    19329    21168    21778    24252    24577
13         Total Capacity (07 + 12)                       68858    70977    72440    74457    75362    77479    78502
13.1        Nuclear                                       14648    14335    14405    14405    14405    14405    14405
13.2        Hydro                                           596      596      596      596      596      596      596
13.3        Pumped Storage                                  440      440      440      440      440      440      440
13.4        Geothermal                                        0        0        0        0        0        0        0
13.5        Steam                                         33801    33569    33632    34380    34740    36857    37880
13.5.1       Coal                                         29050    28825    28888    29636    29996    32113    33136
13.5.2       Oil                                            424      424      424      424      424      424      424
13.5.3       Gas                                            527      520      520      520      520      520      520
13.5.4       Dual Fuel                                     3800     3800     3800     3800     3800     3800     3800
13.6        Combustion Turbine                            15818    16469    17399    18268    18268    18268    18268
13.6.1       Oil                                           1308     1308     1308     1308     1308     1308     1308
13.6.2       Gas                                          11773    12424    13354    14102    14102    14102    14102
13.6.3       Dual Fuel                                     2737     2737     2737     2858     2858     2858     2858
13.7        Combined Cycle                                 2946     4781     4781     4781     5326     5326     5326
13.7.1       Oil                                             33       33       33       33       33       33       33
13.7.2       Gas                                           2276     4111     4111     4111     4656     4656     4656
13.7.3       Dual Fuel                                      637      637      637      637      637      637      637
13.8        Other                                           609      787     1187     1587     1587     1587     1587
14         Inoperable Capacity                             1401     1409     1409     1409     1409     1409     1409
15         Net Operable Capacity (13 - 14)                67457    69568    71031    73048    73953    76070    77093
16         Capacity Purchases - Total                      1241     1208     2009     2115     1950     1895     1919
17          Full Responsibility Purchases                   319      249      254      261      191      221      227
18         Capacity Sales - Total                           918      959     1586     1657     1651     1519     1521
19          Full Responsibility Sales                       208      260      287      358      352      196      198
20         Adjustment to Purchases and Sales                  0        0        0        0        0        0        0
21         Net Capacity Resources (15 + 16 - 18 + 20)     67780    69817    71454    73506    74252    76446    77491


                                                                                                          Page 1 of 2





                                                                              Northern Indiana Public Service Company
                                                                                                      Cause No. 42643
                                                                                           Respondent's Exhibit FAV-6


                                                 ECAR
                                                 ----


                                                                                   PROJECTED
                                                          -----------------------------------------------------------

                                                          2004     2005     2006     2007     2008     2009     2010
                                                          ----     ----     ----     ----     ----     ----     ----

DEMAND
01         Internal Demand                               102423   104765   107689   109852   112007   113674   115579
02         Standby Demand                                     0        0        0        0        0        0        0
03         Total Demand (01 + 02)                        102423   104765   107689   109852   112007   113674   115579
04         Direct Control Load Management                   172      207      240      274      289      290      291
05         Interruptible Demand                            2471     2426     2395     2385     2361     2302     2308
06         Net Internal Demand (03 - 04 - 05)             99780   102132   105054   107193   109357   111082   112980

CAPACITY
07         Comitted Resources                            128406   128406   128406   128406   128406   128406   128406
08          Distributed Generator Capacity >= 1MW             0        0        0        0        0        0        0
09          Other Capacity >= 1MW                        128370   128370   128370   128370   128370   128370   128370
10          Distributed Generator Capacity < 1MW              0        0        0        0        0        0        0
11          Other Capacity < 1MW                             36       36       36       36       36       36       36
12         Uncomitted Resources                                     2480     7008     7935     9435    10167    10167
13         Total Capacity (07 + 12)                      128406   130886   135414   136341   137841   138573   138573
13.1        Nuclear                                        7733     8001    10561    10561    12061    12793    12793
13.2        Hydro                                          1052     1052     1052     1052     1052     1052     1052
13.3        Pumped Storage                                 2138     2138     2138     2138     2138     2138     2138
13.4        Geothermal                                        0        0        0        0        0        0        0
13.5        Steam                                         86642    86642    86642    86642    86642    86642    86642
13.5.1       Coal                                         82715    82715    82715    82715    82715    82715    82715
13.5.2       Oil                                           1570     1570     1570     1570     1570     1570     1570
13.5.3       Gas                                           2357     2357     2357     2357     2357     2357     2357
13.5.4       Dual Fuel                                        0        0        0        0        0        0        0
13.6        Combustion Turbine                            21137    21365    21893    21893    21893    21893    21893
13.6.1       Oil                                           1796     1796     1796     1796     1796     1796     1796
13.6.2       Gas                                          19341    19569    20097    20097    20097    20097    20097
13.6.3       Dual Fuel                                        0        0        0        0        0        0        0
13.7        Combined Cycle                                 8988    10972    12412    13339    13339    13339    13339
13.7.1       Oil                                              0        0        0        0        0        0        0
13.7.2       Gas                                           8988    10972    12412    13339    13339    13339    13339
13.7.3       Dual Fuel                                        0        0        0        0        0        0        0
13.8        Other                                           716      716      716      716      716      716      716
14         Inoperable Capacity                             1943     1943     1943     1943     1943     1943     1943
15         Net Operable Capacity (13 - 14)               126463   128943   133471   134398   135898   136630   136630
16         Capacity Purchases - Total                      2902        0        0        0        0        0        0
17          Full Responsibility Purchases                     0        0        0        0        0        0        0
18         Capacity Sales - Total                          1200        0        0        0        0        0        0
19          Full Responsibility Sales                         0        0        0        0        0        0        0
20         Adjustment to Purchases and Sales                  0        0        0        0        0        0        0
21         Net Capacity Resources (15 + 16 - 18 + 20)    128165   128943   133471   134398   135898   136630   136630




                                                                                                          Page 2 of 2
